Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports 2012 Third Quarter Financial Results

•	Non-GAAP Revenue: $36.6 million, up $9.3 million, or 34 percent year-over-year

•	Non-GAAP EPS: $0.15 per share, up $0.06 year-over-year

•	Addition of 65 New EnCase® Enterprise platform customers during the third quarter of 2012

•	50,000th EnCase® student trained

PASADENA, Calif. – November 1, 2012 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the quarter ended September 30, 2012.

Third quarter 2012 financial highlights, determined in accordance with GAAP include:

•	GAAP Revenue of $36.1 million and non-GAAP revenue of $36.6 million, compared to GAAP and non-GAAP revenue of $27.3 million in the third quarter of 2011

•	GAAP SaaS revenues of $2.6 million and non-GAAP SaaS revenue of $3.0 million.

•	Product revenue of $17.4 million, an increase of $2.6 million, or 17 percent, from $14.8 million in the third quarter of 2011

•	Services and maintenance revenue of $16.1 million, an increase of $3.7 million, or 29 percent, from $12.4 million in the third quarter of 2011

•	GAAP net income of $1.3 million, or $0.05 per share, compared to a GAAP net income of $0.5 million, or $0.02 per share, in the third quarter of 2011

On a non-GAAP basis, which excludes share-based compensation, acquisition-related expense and amortization of intangibles, the company reported pre-tax net income of $4.1 million, or $0.15 per share, in the third quarter of 2012, compared to non-GAAP pre-tax net income of $2.1 million, or $0.09 per share, in the third quarter of 2011.

“The third quarter marked another period of strong growth for Guidance Software, with revenues increasing by more than 30% year-over-year,” said Victor Limongelli, President and Chief Executive Officer of Guidance Software. “The federal sector performed well in the third quarter across the board in e-discovery, cybersecurity and forensics. We are also excited about the recent announcement of EnCase eDiscovery Version 5, which delivers seamless integration with our CaseCentral cloud review platform and provides in-house counsel with control and oversight of every phase of the electronic discovery process. Looking ahead, we will continue to innovate in the forensics, e-discovery and cybersecurity spaces and remain focused on delivering additional value to our customers and shareholders.”

Third Quarter 2012 Highlights and Noteworthy Events

•

The company added 65 new EnCase® Enterprise customers and 20 new customers of EnCase® eDiscovery or EnCase® Cybersecurity , which are built on the EnCase® Enterprise platform, in the third quarter of 2012.

•	In October, the company showcased EnCase® eDiscovery v5, the newest version of its industry-leading e-discovery software, at the Association of Corporate Counsel annual meeting. Version 5, which was released at the end of October, delivers a seamless integration with Guidance’s CaseCentral cloud review platform and provides in-house counsel control and oversight of every phase of the electronic discovery process.

•

Also in October, the company announced the release of EnCase® Forensic v7.05, the fastest, most comprehensive digital forensic product available on the market. Using this new enhanced software version, investigators can uncover evidence up to nine times faster than previous versions, all with unparalleled precision.

•

In September, the company celebrated its 50,000th EnCase® student to complete EnCase training courses in its classroom, online training, or certified partner training programs. In the first year of Guidance’s training program the company trained 32 students. This year Guidance expects to train nearly 6,500 students.

•

Also in September, the company debuted the industry’s first touch screen, modular forensic imager the Tableau® TD3 Forensic Imager. The color touch screen on the TD3 makes it easier and faster to start collections or to view data. The TD3 includes a pop-up software touch screen keypad for convenient alphanumeric data entry, log review or network connection setup, and also supports a USB -connected physical keyboard.

•

The company announced a partnership with RSA®, the security division of EMC, to interconnect EnCase® Cybersecurity and the RSA® enVision security information and event management (SIEM) platform enabling automated incident response and management. The interoperability of these two solutions will enable organizations to reduce the time it takes to remediate threats, ultimately decreasing the high cost of response as well as the risk of exposing sensitive data to loss or theft.

•

In July, the company’s EnCase® eDiscovery software was ranked #1 out of more than 20 vendors in the inaugural DCIG E-Discovery Early Case Assessment (ECA) Buyer’s Guide. For the Buyer’s Guide, DCIG looked at more than 60 key features of more than 25 ECA software products from more than 20 leading companies. EnCase eDiscovery was ranked the #1 product in each one of the three evaluation categories (Overall, Operating Environment, and User Experience) outscoring each one of the other reviewed products and earning the “Recommended” ranking from DCIG.

2012 Financial Outlook:

As it enters the final quarter of the year, the company’s guidance for the year ended December 31, 2012, is as follows:

•	Non-GAAP revenue in the range of $129 million—$131 million, representing year-over-year growth of 23 percent to 25 percent.

•	Non-GAAP pre-tax earnings in the range of $0.37—$0.41 per share.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at

http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 34410521, available from 8:00 pm eastern time, November 1, 2012, through midnight eastern time, November 8, 2012.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform, with more than 40,000 licenses distributed worldwide, provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. The EnCase Enterprise platform is used by numerous Federal Civilian and Defense agencies, more than 60 of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, CaseCentral®, CaseCentral eDiscovery Cloud®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present in this release total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, transaction-related expenses, stock-based compensation expense, and a one-time sales tax charge. Non-GAAP net income (loss) consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, transaction-related expenses, stock-based compensation expense, and a one-time sales tax charge.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Acquisition-related Expenses. Acquisition-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Guidance Software excludes acquisition-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Sales Tax One-time Charge. The sales tax one-time charge is expenses accrued for sales taxes that may be due to a taxing authority. Guidance Software excludes the sales tax charge from non-GAAP operating income and non-GAAP net income because it believes the amount of the expense in the specific period it occurred is a one-time charge and does not directly correlate to the underlying performance of Guidance Software’s business operations.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Product revenue	$17,394	$14,818	$39,945	$35,558
Subscription revenue	2,648	—	6,716	—
Services and maintenance revenue	16,099	12,440	46,567	39,168

Total revenues	36,141	27,258	93,228	74,726

Cost of revenues:
Cost of product revenue	2,208	1,439	5,795	4,349
Cost of subscription revenue	981	—	2,850	—
Cost of services and maintenance revenue	6,539	5,373	18,086	17,257

Total cost of revenues	9,728	6,812	26,731	21,606

Gross profit	26,413	20,446	66,497	53,120

Operating expenses:
Selling and marketing	11,790	9,791	30,341	26,606
Research and development	6,224	4,642	17,807	14,211
General and administrative	5,351	4,143	16,664	10,852
State sales tax charges	—	—	—	1,336
Depreciation and amortization	1,745	1,353	5,335	3,881

Total operating expenses	25,110	19,929	70,147	56,886

Operating income (loss)	1,303	517	(3,650)	(3,766)
Interest income and other, net	(9)	20	(10)	39

Income (loss) before income taxes	1,294	537	(3,660)	(3,727)
Income tax provision	22	25	231	179

Net Income (loss)	$1,272	$512	$(3,891)	$(3,906)

Net income (loss) per share - basic	$0.05	$0.02	$(0.16)	$(0.17)

Net income (loss) per share - diluted	$0.05	$0.02	$(0.16)	$(0.17)

Shares used in per share calculation - basic	24,988	23,355	24,450	23,219

Shares used in per share calculation - diluted	26,543	24,501	24,450	23,219

Supplemental Financial Data
Non-GAAP income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges	$4,065	$2,131	$6,047	$2,778

Non-GAAP income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges

Basic	$0.16	$0.09	$0.25	$0.12

Diluted	$0.15	$0.09	$0.23	$0.11

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Calculation of pre-tax non-GAAP income:
GAAP net loss	$1,272	$512	$(3,891)	$(3,906)
Add:
Income tax provision	22	25	231	179
Certain state sales tax charges	—	—	—	1,336
Acquisition-related expense	214	—	2,420	—
Acquisition-related deferred revenue adjustment	420	—	1,048	—
Amortization of intangibles	668	264	2,014	804
Share-based compensation expense (including related payroll taxes paid by the Company)	1,469	1,330	4,225	4,365

Non-GAAP income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges	$4,065	$2,131	$6,047	$2,778

Non-GAAP income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges

Basic	$0.16	$0.09	$0.25	$0.12

Diluted	$0.15	$0.09	$0.23	$0.11

Shares used in per share calculations:
Basic	24,988	23,355	24,450	23,219

Diluted	26,543	24,501	26,020	24,490

Detail of Share-based Compensation Expense:
Cost of product revenue	25	22	72	61
Cost of subscription revenue	38	—	108	—
Cost of service and maintenance revenue	256	228	735	698
Selling and marketing	408	396	1,217	1,305
Research and development	365	322	990	1,107
General and administrative	377	362	1,103	1,194

Total share-based compensation expense	1,469	1,330	4,225	4,365

Detail of Acquisition-related Expense:
General and administrative	214	—	2,420	—

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	318	—	803	—
Services and maintenance revenue	102	—	245	—

Total acquisition-related deferred revenue adjustment	420	—	1,048	—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Total revenues, as reported	$36,141	$27,258	$93,228	$74,726
Acquisition-related deferred revenue adjustment	420	—	1,048	—

Total non-GAAP revenues	$36,561	$27,258	$94,276	$74,726

Gross profit, as reported	$26,413	$20,446	$66,497	$53,120
Acquisition-related deferred revenue adjustment	420	—	1,048	—
Share-based compensation	319	250	915	759

Gross profit adjustment	739	250	1,963	759

Total non-GAAP gross profit	27,152	$20,696	$68,460	$53,879

Total operating expenses, as reported	$25,110	$19,929	$70,147	$56,886
Amortization of intangibles	(668)	(264)	(2,014)	(804)
Acquisition-related expenses	(214)	—	(2,420)	—
Share-based compensation	(1,150)	(1,080)	(3,310)	(3,606)
State sales tax one-time charge	—	—	—	(1,336)

Operating expense adjustment	(2,032)	(1,344)	(7,744)	(5,746)

Total non-GAAP operating expenses	$23,078	$18,585	$62,403	$51,140

Operating income (loss), as reported	$1,303	$517	$(3,650)	$(3,766)
Gross profit adjustment	739	250	1,963	759
Operating expense adjustment	2,032	1,344	7,744	5,746

Total non-GAAP operating income (loss)	$4,074	$2,111	$6,057	$2,739

Net income (loss), as reported	$1,272	$512	$(3,891)	$(3,906)
Gross profit adjustment	739	250	1,963	759
Operating expense adjustment	2,032	1,344	7,744	5,746
Income tax provision	22	25	231	179

Total non-GAAP net income (loss)	$4,065	$2,131	$6,047	$2,778

Net income (loss) per share-diluted, as reported	$0.05	$0.02	$(0.16)	$(0.17)

Non-GAAP net income (loss) per share-diluted	$0.15	$0.09	$0.23	$0.11

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$29,988	$37,048
Trade receivables, net	19,397	19,505
Inventory	1,888	1,394
Prepaid expenses and other current assets	4,405	2,209

Total current assets	55,678	60,156

Long-term assets:
Property and equipment, net	10,115	9,273
Intangible assets, net	15,041	3,754
Goodwill, net	16,732	3,711
Other assets	1,754	434

Total long-term assets	43,642	17,172

Total assets	$99,320	$77,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,840	$2,895
Accrued liabilities	12,624	9,774
Capital lease obligations	437	58
Deferred revenues	34,869	33,630

Total current liabilities	51,770	46,357

Long-term liabilities:
Rent incentives	316	498
Capital lease obligations	257	55
Deferred revenues	5,904	5,952
Contingent earn-out, net of current portion	4,859	—
Deferred tax liabilities	251	155
Other long-term liabilites	458	—

Total long-term liabilities	12,045	6,660

Stockholders’ equity:
Common stock	25	23
Additional paid-in capital	90,673	74,297
Treasury stock	(7,887)	(6,594)
Accumulated deficit	(47,306)	(43,415)

Total stockholders’ equity	35,505	24,311

Total liabilities and stockholders’ equity	$99,320	$77,328

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating Activities:
Net loss	$(3,891)	$(3,906)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	5,335	3,881
Provision for bad debt	100	—
Share-based compensation	4,225	4,365
Deferred taxes	96	96
Loss on disposal of assets	82	—
Changes in operating assets and liabilities:
Trade receivables	3,080	(5,842)
Inventory	(494)	(377)
Prepaid expenses and other assets	(696)	(370)
Accounts payable	170	20
Accrued liabilities	(1,255)	1,216
Deferred revenues	(2,109)	2,481

Net cash provided by operating activities	4,643	1,564

Investing Activities:
Purchase of property and equipment	(2,485)	(1,880)
Acquisition, net of cash acquired	(9,642)	—

Net cash used in investing activities	(12,127)	(1,880)

Financing Activities:
Proceeds from the exercise of stock options	2,655	449
Common stock repurchased or withheld	(1,294)	(1,146)
Principal payments on capital lease and other obligations	(937)	(60)

Net cash provided by (used in) financing activities	424	(757)

Net decrease in cash and cash equivalents	(7,060)	(1,073)
Cash and cash equivalents, beginning of period	37,048	27,621

Cash and cash equivalents, end of period	$29,988	$26,548